Exhibit 4.2

THIS WARRANT AND THE UNDERLYING SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

DATA STORAGE CORPORATION

WARRANT TO PURCHASE COMMON STOCK

No. W-3	02/28/2013

VOID AFTER 02/28/2023

By this Warrant, DATA STORAGE CORPORATION, a Nevada corporation (the “Company”) certifies that, for value received, JOHN F. COGHLAN, or his/her permitted assigns as provided herein (the “Holder”) is entitled to purchase from the Company an aggregate of 66,667 shares (the “Exercise Shares”) of the Common Stock, par value $0.01 per share at any time from the date of this Warrant and on or before 02/28/2023 (subject to early termination as provided herein) (the “Exercise Period”).  The number of Exercise Shares and the Exercise Price are each subject to adjustment as provided herein.

1.            Exercise of Warrant.

(a)           Exercise Procedure. The Holder may exercise this Warrant in whole or in part at any time prior to 5:00 pm. (Eastern Time) on the last business day during the Exercise Period by surrendering this Warrant to the Company (with the Notice of Exercise attached hereto as Exhibit A duly executed and indicating the whole number of Exercise Shares with respect to which the Holder shall then be exercising the Warrant) at the Company’s address set forth herein, together with a certified, registered or bank cashier’s check or wire transfer of immediately available funds in each case in the amount of the aggregate Exercise Price payable to the order of the Company under the terms and conditions of this Warrant with respect to such exercise.

(b)           Certificates. Upon the exercise of the rights represented by this Warrant, the Holder shall receive: (i) a certificate or certificates in the name of the Holder for the largest number of whole exercise Shares to which the Holder shall then be entitled; and (ii) cash equal in value to any fractional share to which the Holder shall then be entitled (with the amount of such cash to be equal to the Exercise Price of one (1) share of Common Stock as of the date of exercise multiplied by such fraction.) If this Warrant is being exercised for less than all of the then-current number of Exercise Shares purchasable hereunder, the Company shall, concurrently with the issuance by the Company of the number of Exercise Shares for which this Warrant is then being exercised, issued a new Warrant exercisable for the remaining number of Exercise Shares purchasable hereunder. No fractional shares shall be issued to the Holder in respect of exercise of this Warrant.

(c)           Fair Market Value.  For the purposes of this Warrant, the “Fair Market Value” of one share of Common Stock as of a particular date (the “Determination Date”) shall be determined as follows: (i) if Common Stock is listed on a national securities exchange or the NASDAQ, then the Fair Market Value shall be the volume-weighted average trading price of the Common Stock on the national securities exchange on which Common Stock is listed or admitted for trading or NASDAQ over the last ten (10) trading business days prior to the Determination Date, or if Common Stock is not listed or traded on any such exchange or NASDAQ, then the Fair Market Value shall be the fair market value of one (1) share of Common Stock as of the Determination Date, as determined in good faith by the Company’s Board of Directors.

(d)           Effectiveness.  The person in whose name any certificate or certificates for Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such Exercise Shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery to the Holder of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which such stock transfer books are open.

2.            Sufficient Shares Authorized. The Company shall, at all times during the Exercise Period, have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.  If, at any time during the Exercise Period, the number of authorized but unissued shares of Common Stock shall not be sufficient to permit exercise or this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to equal such number of shares as shall be sufficient for such purpose.

3.            Adjustment. In the event of any change in the Common Stock by reason of any stock dividend, split, recapitalization, reclassification, combination or exchange of shares, reorganization or like transaction affecting Common Stock, the number and class of Exercise Shares, covered by this Warrant and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, upon exercise of this Warrant for the same aggregate Exercise Price, the total number, class and kind of shares as the Holder would have owned had the Warrant been exercised immediately prior to such event; provided, however, that no such adjustment shall be made with  respect to the event set forth in Section 4. The Company shall provide to the Holder written notice of any such change, which shall specify the resulting number of Exercise Shares covered by this Warrant and the Exercise Price therefore.

4.            Early Termination. If, at any time during the Exercise Period while this Warrant remains outstanding, the Company plans to consummate a sale of the Company transaction (whether effected by merger, stock sale, asset sale or otherwise) (a “Liquidity Event”), the Company shall provide to the Holder at least twenty (20) days advance written notice of such Liquidity Event and, notwithstanding anything to the contrary in this Warrant and all of the rights of the Holder hereunder shall, automatically and without any further action on the part of the Company or the Holder, terminate upon the closing of such Liquidity Event.

5.            Further Action by the Holder; Indemnification. The Holder covenants and agrees that, at any time and from time to time, he will promptly execute and deliver to the Company such further instruments and documents and take such further action as the Company may reasonably require in order to carry out the full intent and purpose of this Warrant and to comply with state or federal securities laws or other regulatory approvals.  The Holder shall indemnify the Company for any costs, fees, expenses or other losses (including, without limitation, reasonable attorneys’ fees) incurred by the Company as a result of any breach of the representations and warranties or covenants and agreements of the Holder set forth in this Warrant.  The foregoing indemnification obligation shall continue after the exercise in full or other termination of this Warrant.

6.            Restrictions upon Transfer.

(a)           Neither this Warrant nor any interest herein may be transferred, assigned, pledged, hypothecated or otherwise encumbered by the Holder without the prior written consent of the Company, other than a transfer of this Warrant by the Holder to a Permitted Transferee of the Holder after written notice has been provided by the Holder to the Company and the transferee has executed and delivered to the Company a joinder agreement reasonably satisfactory to the Company in which such transferee has agreed to be subject to all of the terms and conditions of this Warrant.  Any purported transfer, assignment pledge, hypothecation or encumbrance in violation of the Section 6(a) will be null and void and of no force or effect.  For purposes of this Warrant, “Permitted Transferee” means (i) the Holder’s Immediate Family; (ii) a trust solely for the benefit of the Holder and/or his or her Immediate Family; or (iii) a partnership or limited liability company the partners or shareholders of which are limited to the Holder and members of his or her Immediate Family and “Immediate Family” means the Holder’s spouse, children or grandchildren (including adopted children and stepchildren and grandchildren).

(b)            The Holder acknowledges that neither this Warrant nor any of the Exercise Shares issuable upon exercise hereof have been registered under the Securities Act or any applicable state securities laws and the Holder covenants and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Exercise Shares issued upon its exercise in the absence of: (i) an effective registration statement under the Securities Act as to this Warrant or such Exercise Shares and registration or qualification of this Warrant or such Exercise Shares under any applicable state securities laws then in effect, or (ii) the Company is satisfied that such registration and qualification are not required due to an available exemption from such registration or qualification.

7.            No Stockholder Rights. This Warrant does not confer upon the Holder any rights as a stockholder of the Company (including, without limitation, the right to vote, or to consent, or to receive notice, or otherwise to act, as a stockholder of the Company, or the right to receive any dividends or distributions payable to stockholders of the Company.

8.            Loss, Theft, Destruction or Mutilation of Warrant.  If this Warrant is lost, stolen, destroyed or mutilated, at the Holder’s request, the Company shall execute and deliver to the Holder a replacement warrant of like date, tenor, and denomination upon receipt by the Company of: (a) evidence reasonably satisfactory to the Company of the occurrence of such event; (b) reimbursement of the Company’s reasonable incidental expenses; and (c) (i) in the event of mutilation, upon surrender and cancellation of this Warrant, or (ii) in the event of loss, theft, or destruction of this Warrant, indemnity reasonably satisfactory of the Company.

9.            Miscellaneous Provisions.

(a)           Notices. All notices required or permitted under this Warrant shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iii) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All notices hereunder shall be sent to the Company at: Data Storage Corporation, 401 Franklin Avenue, Suite 103, Garden City, New York 11530, Attn.: President, with a copy to Kelley Drye & Warren LLP, 3050 K Street, N.W., Suite 400, Washington, D.C. 20007, Attn.: Joseph B. Hoffman, Esq., and to the Holder at: 401 Franklin Avenue, Suite 103, Garden City, New York 11530, or at such other address(es) as the Company or the Holder (as applicable) may designate by at least ten (10) days’ advance written notice to the other party hereto.

(b)           Governing Law; Venue; Waiver of Jury Trial. THIS WARRANT AND ANY DISPUTE ARISING HEREUNDER WILL BE GOVERED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFILICT OF LAW PROVISION (WHETHER OF THE STATE OF NEVADA OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LASWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. THE PARTIES AGREE THAT ANY ACTION OR OTHER PROCEEDING BROUGHT BY ANY PARTY UNDER OR IN RELATION TO THIS WARRANT, INCLUDING TO INTERPRET OR ENFORCE ANY PROVISION OF THIS WARRANT, SHALL BE BROUGHT IN, AND EACH PARTY AGREES TO AND DOES HEREBY SUBMIT TO THE EXCLUSIVE JURISDICTION AND VENUE OF, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURTS THEREFROM. THE PARTIES EACH IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS WARRANT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE.

(c)           Amendment; Waiver. This Warrant may only be amended by written agreement executed by the Company and the Holder that specifies that it constitutes an amendment to this Warrant and specifies the provisions hereof being amended.  Any provision of this Warrant may only be waived upon a written instrument executed by the party providing the waiver that specifies that it constitutes a waiver and specifies the provisions hereof being waived. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Warrant shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring.

 (d)           Successors and Permitted Assigns.  Neither this Warrant nor any party’s rights or obligations hereunder may be assigned or delegated, in whole or in part, by either party without the prior written consent of the other party. Any purported assignment or delegation in violation of the preceding sentence will be null and void.  Subject to the preceding sentences of this Section 9(d), this Warrant will be binding upon the parties and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

(e)           Entire Agreement.  This Warrant constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter of this Warrant, including without limitation, any letter of intent, term sheet or memorandum of terms entered into or exchanged by all or any of the parties.

(f)           No Third Party Beneficiaries. Each party hereto intends that this Warrant shall not benefit, be enforceable by, or create any right or cause of action in or on behalf of any person or entity other than the Company and the Holder and their successors and permitted assigns under Section 9(d).

(g)           Interpretation.  The language used in this Warrant shall be conclusively deemed to be the language chosen by the parties to express their mutual intent and no rule of strict construction shall be applied against either party.  The headings contained in this Warrant have been inserted as a matter of convenience, do not form part, and shall not affect construction of, this Warrant.

(h)           Counterparts.  This Warrant may be signed in any number of counterparts each of which (when executed and delivered) shall constitute an original instrument, but all of which together shall constitute one and the same instrument, respectively. Counterparts may be delivered via facsimile or other electronic transmission method (including PDF) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first written above.

THE COMPANY:

DATA STORAGE CORPORATION

	By:	/s/ Charles M. Piluso
	Name:	Charles M. Piluso
	Title:	President

AGREED AND ACCEPTED:

THE HOLDER:

/s/ John F. Coghlan

Exhibit A:

NOTICE OF EXERCISE

To Data Storage Corporation:

(1)           The undersigned hereby elects to purchase ______________ shares of the Common Stock (the “Exercise Shares”) of Data Storage Corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full.

(2)           Please issue a certificate or certificates representing the Exercise Shares in the name of the undersigned or in such other name as in specified below:

Name:
Address:
City, State, Zip:

(Date)	(Signature)

(Print Name)